                                                                     Exhibit 4.2

NUMBER                                                [LOGO]                                          SHARES
IRC

THIS CERTIFICATE IS TRANSFERABLE                    INLAND REAL ESTATE CORPORATION                     SEE REVERSE FOR
IN CRANFORD, NJ OR NEW YORK, NY           INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND       CERTAIN DEFINITIONS


                                                                                                  PAR VALUE $0.01 PER SHARE

                                                                                                 CUSIP 457461 10 1
     THIS CERTIFIES THAT


     IS THE OWNER OF

                                       FULLY PAID SHARES OF COMMON STOCK, PAR VALUE $0.01, OF
                                                  INLAND REAL ESTATE CORPORATION

  transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Company's Articles of Incorporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal and the facsimile signatures of the duly authorized officers of the Company.

                                                    CERTIFICATE OF STOCK

  DATED

  Countersigned and Registered:
       REGISTRAR AND TRANSFER COMPANY
                                 Transfer Agent
                                  and Registrar

  By                                             [SEAL]            /s/ David J. Kayner     /s/ Robert D. Parks
                Authorized Signature                                    Secretary               President

                     RESTRICTIONS RELATING TO QUALIFICATIONS
                        AS A REAL ESTATE INVESTMENT TRUST

     The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company (unless such Person is an Existing Holder). Any Person who purports or proposes to Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company (unless such Person is an Existing Holder) is in violation of the restrictions on transfer and any securities so transferred shall be designated as Excess Stock and held in trust by the Company. Any Person who purports or proposes to Beneficially Own shares of Equity Stock in excess of the above limitations must notify the Company in writing immediately, in the case of the purported Transfer, and at least 15 days prior to a proposed Transfer. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Company, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock which will be held in trust by the Company.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common                   UNIF GIFT MIN ACT - ______________ Custodian ___________________
     TEN ENT - as tenants by the entireties                                   (Cust)                    (Minor)
     JT TEN  - as joint tenants with right                                under Uniform Gifts to Minors Act
               of survivorship and not as tenants                         _________________________________
               in common                                                                (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
 (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

________________________________________________________________________________

________________________________________________________________________ shares of common stock of the Company represented by the within Certificate, and do hereby irrevocably constitute and appoint____________________________________ ____________________________ the transfer agent to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated ___________________

                                             ___________________________________
                                     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                             MUST CORRESPOND WITH THE NAME AS
                                             WRITTEN UPON THE FACE OF THE
                                             CERTIFICATE IN EVERY PARTICULAR,
                                             WITHOUT ALTERATION OR ENLARGEMENT
                                             OR ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED:
                         ___________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                         ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                         STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                         AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                         APPROVED SIGNATURE GUARANTEE MEDALLION
                         PROGRAM), PURSUANT TO SEC RULE 17Ad-15.


KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE COMPANY MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.